EXHIBIT 10.1
FRANKLIN BANK CORP.
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (“Agreement”), entered into on the            day of                               , 2005 (the “Effective Date”), which is the date on which the Grant described below was approved by the Compensation Committee (the “Committee”) of the Board of Directors of Franklin Bank Corp., is between Franklin Bank Corp., a Delaware corporation (the “Company”), and                               , (the “Employee”).
     WHEREAS, to carry out the purposes of the Franklin Bank Corp. 2004 Long-Term Incentive Plan (the “Plan”), shares of restricted Common Stock (as defined below) are hereby granted to the Employee in accordance with this Restricted Stock Agreement; and
     WHEREAS, the Company and Employee agree as follows:
     1. Award of Common Stock. The Company hereby grants (the “Grant”) to Employee                      shares (the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”), which shall be subject to the restrictions on transferability set forth in Section 2(d) herein (the “Restrictions”) and to the other provisions of this Agreement.
     2. Restricted Period.
     (a) For a period of                                (          ) years commencing on the Effective Date (the “Restricted Period”), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein. The Restrictions shall expire as to all of the Shares on                               , the                      anniversary of the Effective Date. The Shares which are subject to the Restrictions shall hereinafter be referred to as “Restricted Shares.” The Shares which are no longer subject to the Restrictions as set forth in paragraphs (f) or (g) below shall hereinafter be referred to as “Transferable Shares.”
     (b) The Company shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock and shall also effect the issuance of a certificate or certificates for the Shares. Each certificate issued for Restricted Shares to the Employee shall be registered in Employee’s name and shall be either deposited with the Secretary of the Company or its designee in an escrow account or held by the Secretary of the Company, at the election of the Company, together with stock powers or other instruments of transfer appropriately endorsed in blank by Employee (Employee hereby agreeing to execute such stock powers or other instruments of transfer as requested by the Company). Such certificate or certificates shall remain in such escrow account or with the Secretary of the Company until the earlier to occur of (i) the termination of the Restricted Period or (ii) the expiration of the Restrictions as set forth in paragraphs (f) or (g) below. Certificates representing the Restricted Shares shall bear a legend in substantially the following form:

     THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE FRANKLIN BANK CORP. 2004 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF FRANKLIN BANK CORP., 9800 RICHMOND AVENUE, SUITE 680, HOUSTON, TEXAS 77042.
The Company may place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock. Upon Restricted Shares becoming Transferable Shares, the Company shall effect, in exchange for the legended certificates, the issuance and delivery of a certificate or certificates for such Shares to the Employee free of the legend set forth above.
     (c) The Employee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Company.
     (d) The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Employee or any agent of Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraphs (f) or (g) below. This provision shall not prohibit Employee from granting revocable proxies in customary form to vote the Shares.
     (e) If the status of employment (hereinafter referred to as “employment”) of Employee with the Company or its Affiliates (as defined in Section 6 herein) shall terminate, prior to the expiration of the Restricted Period for any reason other than the death, Disability, or Normal Retirement of Employee, or upon the occurrence of a Change of Control (which events are governed by Sections 2(f) or 2(g) hereof), then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Employee to the Company, without payment of any consideration or further consideration by the Company, and neither the Employee not any successors, heirs, assigns or legal representatives of Employee shall thereafter have any further rights or interest in the Restricted Shares or certificates therefor, and Employee’s name shall thereupon be deleted from the list of the Company’s stockholders with respect to the Restricted Shares.
     (f) If the employment of Employee with the Company or its Affiliates shall terminate by reason of death, Disability or Normal Retirement, any Restrictions on the Restricted Shares shall be deemed to have expired as to the Restricted Shares as of the date of any such occurrence, and the Restricted Shares shall thereby be Transferable Shares. For purposes of this

Agreement, “Normal Retirement” shall mean retirement from active employment with the Company at or after the age of 65 or such other age as may be established by the Committee.
     (g) Upon the occurrence of a Change of Control, any Restrictions on the Restricted Shares set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be Transferable Shares.
     (h) If the employment of Employee with the Company shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Employee and the Company as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of Employee’s employment to the resolution of such dispute shall:
     (1) to the extent to which such dividends would have been payable to Employee on the Shares, be held by the Company as part of its general funds, and shall be paid to or for the account of Employee only upon, and in the event of, a resolution of such dispute in a manner favorable to Employee, and
     (2) be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Employee.
     3. Taxes. To the extent that the receipt of the Restricted Shares, Transferable Shares, or the lapse of any Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if the Company so determines, shares of unrestricted Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reasons of such resulting compensation income. Employee agrees to notify the Company promptly of any tax election made by Employee with respect to the Shares.
     4. Changes in Capital Structure. If the outstanding shares of Common Stock shall at any time be changed or exchanged or augmented by declaration of a stock dividend, stock split, combination of shares, merger, consolidation, recapitalization or similar event, the Shares, being outstanding shares of Common Stock, shall be treated in the same manner as all other issued and outstanding shares. Any cash, property or securities into which the Shares are so changed or exchanged or so augmenting the Shares or so issued in respect of the Shares shall be subject to the Restrictions in the same manner as the Shares.
     5. Compliance with Securities Laws.
     (a) If a registration statement under the Securities Act of 1933, as amended, is not effective with respect to the Shares, Employee (i) represents and warrants to the Company that Employee is acquiring the Shares for his own account, for investment, and without a view to any sale or distribution thereof in violation of any federal or state securities laws, and (ii)

understands that the Grant of the Shares to Employee has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and, accordingly, that in addition to the other restrictions placed on the Shares by this Agreement, the Shares may not be offered, sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered in absence of either an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required.
     (b) If a registration statement under the Securities Act of 1933, as amended, is not effective with respect to the Shares, Employee agrees that the certificates representing the Shares (whether the Shares are Restricted Shares or Transferable Shares) may bear any legend required by law or which the Committee deems appropriate to reflect any restrictions on transfer.
     (c) Upon the execution of this Agreement and receipt of any certificates for the Shares pursuant to this Agreement, Employee (or Employee’s legal representative upon Employee’s death or disability) will make and enter into such additional written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement or the Plan.
     6. Employment Relationship. Employee shall be considered to be in the employment of the Company as long as he remains as an employee of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Company, with the advice of the employing corporation (if an Affiliate of the Company), and the Company’s determination shall be final. For purposes of this Agreement, “Affiliates” shall mean any “parent corporation” of the Company and any “subsidiary corporation” of the Company within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.
     7. Binding Effect. The terms and conditions hereof shall be binding upon, and inure to the benefit of, all successors of Employee, including, without limitation, Employee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Employee. This Agreement shall be binding upon and inure to the benefit of any successors to the Company.
     8. Notice. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):
     (a) To the Company:
Franklin Bank Corp. 9800 Richmond Avenue, Suite 680 Houston, Texas 77042

To the Employee:
     9. Resolution of Disputes. As a condition to the granting of the Shares, the Employee, his or her legal representatives, heirs, successors and other transferees agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his or her legal representatives, heirs, successors and other transferees.
     10. Entire Agreement and Amendments. This Agreement contains the entire agreement of the parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
     11. Separability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.
     12. Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.
     13. Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws, except to the extent preempted by federal law.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

FRANKLIN BANK CORP.
By:
Authorized Officer

EMPLOYEE
By:
Name: